Exhibit 99.1
Quanterix Releases Financial Results for the First Quarter of 2025
BILLERICA, Mass. – May 12, 2025 - Quanterix Corporation (NASDAQ: QTRX), a company fueling scientific discovery through ultra-sensitive biomarker detection, today announced financial results for the first quarter ended March 31, 2025.
"During a time when market resource constraints threaten to slow scientific progress, we remain committed to keeping the innovation engine moving forward,” said Masoud Toloue, CEO of Quanterix. "Today, we are excited to announce a major advance: through a new early-access program, Simoa® ONE assay kits will become compatible with over 20,000 existing flow cytometers worldwide—significantly reducing the need for capital equipment purchases by current and future customers. This leap is enabled by a breakthrough in reagent design: Simoa’s digital, ultra-sensitive detection now operates with kinetic dye-encoded beads, dramatically expanding our reach to an installed base more than twenty times the size of our own. We are democratizing access to ultrasensitive biomarker detection by meeting researchers where they are—a major step forward in our mission to bring Simoa to all labs."

Toloue continued, "Following a solid first quarter that exceeded our expectations, we are proactively positioning the company for long-term success. In light of ongoing market headwinds, we are taking a disciplined approach to guidance and implementing targeted cost reductions of approximately $30 million annually. These actions strengthen our path to generate positive cash flow by 2026, reinforce our commitment to sustainable innovation-driven growth, and help to streamline our coming integration with Akoya Biosciences."
First Quarter Financial Highlights
•Revenue of $30.3 million, a decrease of 5% compared to $32.1 million in the prior year.
•GAAP gross margin of 54.1%, as compared to 57.8% in the prior year. Adjusted gross margin (non-GAAP) of 49.7% as compared to 51.2% in the prior year.
•Net loss of $20.5 million, compared to a net loss of $11.2 million in the prior year.
•The Company ended the first quarter with $269.5 million of cash, cash equivalents, marketable securities, and restricted cash, representing a use of cash of approximately $22 million. During the quarter, Quanterix incurred $13.2 million of cash expenses relating to the EMISSION acquisition, Akoya deal expenses and the Company’s previous restatement. Excluding these payments, adjusted cash burn in the quarter was $9.0 million, compared to adjusted cash burn of $19.4 million in the prior year.
Operational and Business Highlights
•ARUP Laboratories, a leading national reference laboratory in the United States announced they will now offer a pTau217 blood test for Alzheimer’s disease using the Quanterix platform and assay kit.

•Received Proprietary Laboratory Analysis (PLA) codes for LucentAD® and LucentAD Complete tests, with pricing expected in the third quarter of 2025.

•Launched a new dried blood spot (DBS) extraction kit, expanding the Simoa assay portfolio with a less invasive, more cost-effective method for detecting low-abundance biomarkers- expanding access to high-sensitivity testing in a broader range of settings

•Amended the merger agreement with Akoya Biosciences, reducing the equity value of the transaction by 67% and increasing Quanterix shareholder ownership from 70% to 84% post-closing. The transaction is expected to close in June 2025.

•Implementing cost reduction initiatives to achieve $30 million in annual savings. This is a first step toward generating positive cash flow by 2026 with a cash balance in excess of $100 million.

2025 Full Year Business Outlook
In assessing recent cuts to academic research funding, biopharma spending patterns, and tariffs, for 2025, on a standalone basis excluding the planned acquisition of Akoya, the Company expects to report revenues in a range of $120 million to $130 million, which represents a year-over-year revenue decline of 5% to 13%. This estimate excludes revenue from Lucent Diagnostics testing. The Company expects GAAP gross margin to be in the range of 55% to 59%, and adjusted gross margin (non-GAAP) in the range of 50% to 54%. Finally, the Company anticipates 2025 adjusted cash burn to be approximately $35.0 million to $45.0 million.

For additional information on the non-GAAP financial measures included in this press release, please see “Use of Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.
Conference Call
In conjunction with this announcement, the Company will host a conference call on May 12, 2025, at 4:30 PM E.T. The dial-in number for USA & Canada is Toll-Free (800) 715-9871 or (646) 307-1963 and the conference ID is 7353673.

Interested investors can also listen to the live webcast from the Event Details page in the Investors section of the Quanterix website at https://ir.quanterix.com. An archived webcast replay will be available on the Company’s website for one year.

Financial Highlights
QUANTERIX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Revenues:
Product revenue	$20,739	$19,670
Service and other revenue	8,763	$11,967
Collaboration and license revenue	771	$155
Grant revenue	60	$274
Total revenues	30,333	32,066
Costs of goods sold and services:
Cost of product revenue	9,764	$8,237
Cost of service and other revenue	4,154	$5,281
Total costs of goods sold and services	13,918	13,518
Gross profit	16,415	18,548
Operating expenses:
Research and development	10,036	$6,742
Selling, general and administrative	32,457	$26,039
Other lease costs	288	$924
Total operating expenses	42,781	33,705
Loss from operations	(26,366)	(15,157)
Other income (expense):
Interest income	3,267	3,948
Change in fair value of contingent consideration	(379)	—
Other income	61	226
Loss before income taxes	(23,417)	(10,983)
Income tax benefit (expense)	2,913	(180)
Net loss	$(20,504)	$(11,163)

Net loss per common share, basic and diluted	$(0.53)	$(0.29)

Weighted-average common shares outstanding, basic and diluted	38,718	38,126

QUANTERIX CORPORATION
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except per share data)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$76,508	$56,709
Marketable securities	190,369	$232,413
Accounts receivable, net of allowance for expected credit losses	28,258	$32,141
Inventory	31,028	$32,775
Prepaid expenses and other current assets	8,839	$9,556
Total current assets	335,002	363,594
Restricted cash	2,639	$2,610
Property and equipment, net	16,457	$17,150
Intangible assets, net	16,520	$4,031
Goodwill	6,574	$—
Operating lease right-of-use assets	15,971	$16,339
Other non-current assets	3,349	$2,809
Total assets	$396,512	$406,533
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,731	$6,953
Accrued compensation and benefits	6,308	$12,620
Accrued expenses and other current liabilities	13,314	$8,851
Deferred revenue	9,102	$8,827
Operating lease liabilities	4,940	$4,756
Total current liabilities	40,395	42,007
Deferred revenue, net of current portion	1,098	$1,073
Operating lease liabilities, net of current portion	31,467	$32,615
Non-current portion of contingent consideration	6,337	$—
Other non-current liabilities	822	$800
Total liabilities	80,119	76,495
Total stockholders’ equity	316,393	330,038
Total liabilities and stockholders’ equity	$396,512	$406,533

QUANTERIX CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(20,504)	$(11,163)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	2,188	$1,523
Credit losses on accounts receivable	53	$73
Accretion of marketable securities	(979)	(1,657)
Operating lease right-of-use asset amortization	561	478
Stock-based compensation expense	5,462	5,265
Change in fair value of contingent consideration	379	—
Other operating activity	(412)	55
Changes in assets and liabilities:
Accounts receivable	4,329	(4,130)
Inventory	2,085	(2,531)
Prepaid expenses and other current assets	421	(281)
Other non-current assets	(502)	(33)
Accounts payable	399	(1,057)
Accrued compensation and benefits, accrued expenses, and other current liabilities	(3,517)	(6,200)
Deferred revenue	299	472
Operating lease liabilities	(1,157)	(988)
Other non-current liabilities	(2,993)	10
Net cash used in operating activities	(13,888)	(20,164)
Cash flows from investing activities:
Purchases of marketable securities	(30,246)	(137,889)
Proceeds from sales and maturities of marketable securities	73,261	29,200
Purchases of property and equipment	(1,256)	(506)
Acquisition, net of cash acquired	(8,997)	—
Net cash provided by (used in) investing activities	32,762	(109,195)
Cash flows from financing activities:
Proceeds from common stock issued under stock plans	668	2,037
Payments for employee taxes withheld on stock-based compensation awards	(575)	(1,438)
Net cash provided by financing activities	93	599
Net increase (decrease) in cash, cash equivalents, and restricted cash	18,967	(128,760)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	861	(380)
Cash, cash equivalents, and restricted cash at beginning of period	59,319	177,026
Cash, cash equivalents, and restricted cash at end of period	$79,147	$47,886

Use of Non-GAAP Financial Measures
To supplement our financial statements presented on a U.S. GAAP basis, we present the following non-GAAP financial measures:
•Adjusted EBITDA and adjusted EBITDA margin: We define adjusted EBITDA as net income (loss) adjusted to exclude interest income, income tax (expense) benefit, depreciation and amortization expense, stock-based compensation expense, acquisition and integration related costs, impairment and restructuring, and certain other items which include other charges or benefits resulting from transactions or events that are highly variable, significant in size, and that we do not believe are indicative of ongoing or future business operations. These items are discussed in more detail below the tables reconciling the GAAP to non-GAAP measures. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by total revenues.
•Adjusted gross profit, adjusted gross margin, adjusted total operating expenses, and adjusted loss from operations: We calculate these non-GAAP financial measures by including shipping and handling costs for product sales within cost of product revenue instead of within selling, general and administrative expenses. Additionally, we exclude amortization of certain acquired intangible assets, acquisition and integration related costs, and certain other items which include other charges or benefits resulting from transactions or events that are highly variable, significant in size, and that we do not believe are indicative of ongoing or future business operations. Adjusted gross margin is calculated as adjusted gross profit divided by total revenues.
•Adjusted cash burn: We calculate cash burn as the total change in cash, cash equivalents, and restricted cash adjusted to include the net change from purchases, sales, and maturities of marketable securities (excluding any interest receivable). Adjusted cash burn is calculated as cash burn further adjusted to exclude cash payments related to transactions or events that are highly variable, significant in size, and that we do not believe are indicative of ongoing or future business operations.
We believe that presentation of these non-GAAP financial measures provides supplemental information useful to investors in understanding our underlying operating results and trends. We use these non-GAAP financial measures to evaluate our operating performance in a manner that allows for meaningful period-to-period comparison and analysis of trends in our business and our competitors. We believe that presentation of these non-GAAP financial measures provides useful information to investors in assessing our operating performance within our industry and to allow comparability with the presentation of other companies in our industry.
The non-GAAP financial measures presented here should be considered in conjunction with, and not as a substitute for, the financial information presented in accordance with U.S. GAAP. For example, adjusted EBITDA excludes a number of expense items that are included in net loss and adjusted cash burn excludes certain actual cash payments. As a result, positive adjusted EBITDA or positive adjusted cash burn may be achieved even where we record a significant net loss or reduction in our cash and marketable securities balances in accordance with U.S. GAAP.
Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures set forth in the tables captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” in the section below.
Additionally, we make certain forward-looking statements about our future financial performance that include non-GAAP financial measures, which are difficult to predict for future periods because the nature of the adjustments pertains to events that have not yet occurred. We do not forecast many of the excluded items for internal use and therefore information reconciling forward-looking non-GAAP financial measures to U.S. GAAP financial measures is not available without unreasonable effort and is not provided. The occurrence, timing, and amount of any of the items excluded from U.S. GAAP to calculate non-GAAP financial measures could significantly impact our U.S. GAAP results.

QUANTERIX CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Reconciliation of Net Loss to Adjusted EBITDA (non-GAAP) and Adjusted EBITDA Margin (non-GAAP)
(Unaudited, amounts in thousands except percentages)

	Three Months Ended March 31,
	2025	2024
Net loss	$(20,504)	$(11,163)
Interest income	(3,267)	(3,948)
Income tax expense (benefit)	(2,913)	180
Depreciation and amortization	2,188	1,523
Stock-based compensation expense	5,462	5,265
Acquisition and integration related costs (1)	3,578	—
Earnout recorded as compensation expense (2)	3,744	—
Changes in contingent consideration (3)	379	—
Adjusted EBITDA (non-GAAP)	$(11,333)	$(8,143)

Total revenues	$30,333	$32,066
Adjusted EBITDA margin (non-GAAP) (adjusted EBITDA as a % of revenue)	(37.4)%	(25.4)%
(1)Represents acquisition and integration costs directly related to the Company's business combinations. Acquisition costs include professional and consulting fees supporting due diligence, legal, and accounting activities to execute a transaction. Integration costs include third party and internal direct costs to integrate acquired companies, employees, and their customers.
(2)Consists of the earnout recognized as compensation expense related to the Emission acquisition.
(3)Consists of fair value adjustments for the contingent consideration liability related to the Emission acquisition.

Reconciliation of Net Increase in Cash, Cash Equivalents, and Restricted Cash to Adjusted Cash Burn (non-GAAP)
(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2025	2024
Net increase (decrease) in cash, cash equivalents, and restricted cash	$18,967	$(128,760)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	861	(380)
Net change in marketable securities	(42,044)	109,738
Cash burn	(22,216)	(19,402)
Adjustments:
Acquisition and integration related (1)	12,090	—
Restatement related (2)	1,102	—
Adjusted cash burn	$(9,024)	$(19,402)
(1)Represents cash payments towards acquisition and integration related activities, including the purchase of a business (net of cash acquired).
(2)Payment of costs associated with the restatement of previously issued financial statements that was completed at the end of 2024.

QUANTERIX CORPORATION
Reconciliation of Gross Profit, Gross Margin, Total Operating Expenses and Loss from Operations to
Non-GAAP Financial Measures
(Unaudited, amounts in thousands except percentages)

	Three Months Ended March 31,
	2025	2024
Gross profit	$16,415	$18,548
Shipping and handling costs	(1,577)	(2,142)
Amortization of acquired intangible assets (1)	227	—
Adjusted gross profit (non-GAAP)	$15,065	$16,406

Total revenues	$30,333	$32,066
Gross margin (gross profit as % of total revenues)	54.1%	57.8%
Adjusted gross margin (non-GAAP) (adjusted gross profit as % of total revenues)	49.7%	51.2%

Total operating expenses	$42,781	$33,705
Shipping and handling costs	(1,577)	(2,142)
Acquisition and integration related costs (2)	(3,578)	—
Earnout recorded as compensation expense (3)	(3,744)	—
Adjusted total operating expenses (non-GAAP)	$33,882	$31,563

Loss from operations	$(26,366)	$(15,157)
Amortization of acquired intangible assets (1)	227	—
Acquisition and integration related costs (2)	3,578	—
Earnout recorded as compensation expense (3)	3,744	—
Adjusted loss from operations (non-GAAP)	$(18,817)	$(15,157)
(1)Consists only of the amortization of intangible assets acquired in 2025.
(2)Represents acquisition and integration costs directly related to the Company's business combinations. Acquisition costs include professional and consulting fees supporting due diligence, legal, and accounting activities to execute a transaction. Integration costs include third party and internal direct costs to integrate acquired companies, employees, and their customers.
(3)Consists of the earnout recognized as compensation expense related to the Emission acquisition.

About Quanterix

From discovery to diagnostics, Quanterix’s ultra-sensitive biomarker detection is driving breakthroughs only made possible through its unparalleled sensitivity and flexibility. The Company’s Simoa technology has delivered the gold standard for earlier biomarker detection in blood, serum or plasma, with the ability to quantify proteins that are far lower than the Level of Quantification of conventional analog methods. Its industry-leading precision instruments, digital immunoassay technology and CLIA-certified Accelerator laboratory have supported research that advances disease understanding and management in neurology, oncology, immunology, cardiology and infectious disease. Quanterix has been a trusted partner of the scientific community for nearly two decades, powering research published in more than 3,400 peer-reviewed journals. Find additional information about the Billerica, Massachusetts-based company at https://www.quanterix.com or follow us on Twitter and LinkedIn.

IMPORTANT ADDITIONAL INFORMATION

In connection with the proposed acquisition of Akoya Biosciences, Inc. (“Akoya”) by Quanterix (the “Merger”), Quanterix will file with the U.S. Securities and Exchange Commission (the “SEC”) a post-effective amendment to its registration statement on Form S-4 (as amended, the “Registration Statement”), which will contain a preliminary proxy statement of Akoya and a preliminary prospectus of Quanterix (the “Proxy Statement/Prospectus”), and each of Quanterix and Akoya have, and may in the future, file with the SEC other relevant documents regarding the proposed transaction. INVESTORS

AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CAREFULLY AND IN THEIR ENTIRETY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY QUANTERIX AND AKOYA, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT QUANTERIX, AKOYA AND THE PROPOSED TRANSACTION. A definitive copy of the Proxy Statement/Prospectus will be mailed to Akoya stockholders when that document is final. Investors and security holders will be able to obtain the Registration Statement and the Proxy Statement/Prospectus, as well as other filings containing information about Quanterix and Akoya, free of charge from Quanterix or Akoya or from the SEC’s website when they are filed. The documents filed by Quanterix with the SEC may be obtained free of charge at Quanterix’s website, at www.quanterix.com, or by requesting them by mail at Quanterix Investor Relations, 900 Middlesex Turnpike, Billerica, MA 01821. The documents filed by Akoya with the SEC may be obtained free of charge at Akoya’s website, at www.akoyabio.com, or by requesting them by mail at Akoya Biosciences, Inc., 100 Campus Drive, 6th Floor, Marlborough, MA 01752, ATTN: Chief Legal Officer.

PARTICIPANTS IN THE SOLICITATION

Quanterix and Akoya and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Akoya in respect of the proposed transaction. Information about Akoya’s directors and executive officers is available in the Proxy Statement/Prospectus and Amendment No. 1 to Akoya’s Annual Report on Form 10-K as filed with the SEC by Akoya on April 28, 2025, and other documents filed by Akoya with the SEC. Other information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement/Prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. Investors should read the definitive Proxy Statement/Prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Quanterix or Akoya as indicated above.

NO OFFER OR SOLICITATION

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the Merger, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this press release which are not historical in nature or do not relate to current facts are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements about Quanterix’s future business outlook, operations, strategy and financial performance, including statements under the header “2025 Full Year Business Outlook,” and statements about the Merger. Words and phrases such as “may,” “approximately,” “continue,” “should,” “expects,” “projects,” “anticipates,” “is likely,” “look ahead,” “look forward,” “believes,” “will,” “intends,” “estimates,” “strategy,” “plan,” “could,” “potential,” “possible” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to certain risks and uncertainties that are difficult to predict with regard to, among other things, timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks and uncertainties include, among others, the following possibilities with respect to Quanterix’s future business, operations, strategy and financial performance: risks related to the impact of recent U.S. government policies, including reductions in federal research funding and increased tariffs; risks that we may not realize the expected benefits of our cost reduction actions; risks associated with the anticipated timing for launch of, and features of, Quanterix’s next-generation instrument, Simoa ONE; risks that Quanterix may fail to realize the anticipated benefits and synergies of its recent acquisition of Emission, Inc.; that Quanterix’s estimates regarding expenses, future revenues, capital requirements, and needs for additional financing could be incorrect; risks related to the restatement of Quanterix’s consolidated financial statements, including risks of increased costs and the increased possibility of legal proceedings and regulatory inquiries, sanctions, or investigation; risks related to Quanterix’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures, including its ability to remediate existing material weaknesses in its internal control over financial reporting and the timing of any such remediation; Quanterix’s ability to realize the intended benefits of its assay redevelopment program; and Quanterix’s ability to retain and expand its customer base and achieve sufficient market acceptance of its products. Such risks and uncertainties include, among others, the following possibilities with respect to the Merger: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement between Quanterix and Akoya; the outcome of any legal proceedings that may be instituted against Quanterix or Akoya; the failure to obtain necessary Akoya stockholder approval or to satisfy any of the other conditions to the Merger on a timely basis or at all; the possibility that the anticipated benefits and synergies of the Merger are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Quanterix and Akoya do business; the possibility that the Merger may be more expensive to complete than anticipated; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Merger; changes in Quanterix’s share price before the closing of the Merger; risks relating to the potential dilutive effect of shares of Quanterix common stock to be issued in the Merger; and other factors that may affect future results of Quanterix, Akoya and the combined company. Additional factors that could cause results to differ materially from those described above can be found in the Proxy Statement/Prospectus, and in periodic reports filed by Quanterix and Akoya with the SEC, including the “Risk Factors” sections contained therein, which are available on the SEC’s website at www.sec.gov.

All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein. If one or more events related to these or other risks or uncertainties materialize, or if Quanterix’s or Akoya’s underlying assumptions prove to be incorrect, actual results may differ materially from what Quanterix and Akoya anticipate. Quanterix and Akoya caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and are based on information available at that time. Neither Quanterix nor Akoya assumes any obligation to update or otherwise revise any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws.

Contacts
Media Contact:
Marissa Klaassen
(978) 488-1854
media@quanterix.com

Investor Relations Contact:
Joshua Young
(508) 846-3327
ir@quanterix.com